SHARE ESCROW AGREEMENT

SHARE ESCROW AGREEMENT, dated as of _____________, 2008 (“Agreement”) by and among Spring Creek Acquisition Corp., a Cayman Islands corporation (“Company”), the undersigned parties listed as Initial Shareholders on the signature page hereto (collectively, the “Initial Shareholders”) and American Stock Transfer & Trust Company as escrow agent ( the “Escrow Agent”).

WHEREAS, the Company has entered into an Underwriting Agreement, dated ___________, 2008 (“Underwriting Agreement”) with EarlyBirdCapital, Inc., as representative (“EarlyBird”) of the underwriters named therein (collectively, the “Underwriters”) in connection with a public offering (the “Public Offering”) by the Company of Units (as hereafter defined), pursuant to which, among other matters, the Underwriters have agreed to purchase up to 4,500,000 units (“Units”) of the Company, each consisting of one ordinary share of the Company, par value $.0001 per share (the “Ordinary Shares”), and one Warrant (a “Warrant”). Each Warrant evidences the right of the holder thereof to purchase one Ordinary Share for $5.50, subject to adjustment, as described in the Warrant Agreement dated as of _______________, 2008 by and between the Company and American Stock Transfer & Trust Company as Warrant Agent; and

WHEREAS, the Initial Shareholders have agreed, as a condition of the Underwriters’ obligation to purchase the Units pursuant to the Underwriting Agreement and to offer them to the public, to deposit all of the Ordinary Shares owned by them prior to the consummation of the Public Offering and the Private Placement, which amounts are set forth opposite their respective names in Schedule A attached hereto (collectively “Escrow Shares”; provided, however, that if EarlyBird does not exercise the over-allotment option in full, or if greater than 20% of the public shareholders vote against a Business Combination (as hereinafter defined) that is consummated, such lesser amount as remains after the cancellation of up to 168,750 shares of the ordinary shares held in escrow), in escrow as hereinafter provided; and

WHEREAS, the Company and the Initial Shareholders desire that the Escrow Agent accept the Escrow Shares, in escrow, to be held and disbursed as hereinafter provided.

NOW, THEREFORE, IT IS AGREED:

1. Appointment of Escrow Agent. The Company and the Initial Shareholders hereby appoint the Escrow Agent to act in accordance with and subject to the terms of this Agreement and the Escrow Agent hereby accepts such appointment and agrees to act in accordance with and subject to such terms.

2. Deposit of Escrow Shares. Prior to the date of the consummation of the Private Placement and the Public Offering, each of the Initial Shareholders shall deliver to the Escrow Agent certificates representing his or her respective Escrow Shares to be held and disbursed subject to the terms and conditions of this Agreement. Each Initial Shareholder acknowledges and agrees that the certificates representing his or her Escrow Shares will be legended to reflect the deposit of such Escrow Shares under this Agreement.

3. Disbursement of the Escrow Shares.

3.1. The Escrow Shares. The Escrow Agent shall hold fifty percent (50%) of the Escrow Shares, as set forth in Schedule A until it receives a certificate signed by the Chief Executive Officer or Chief Financial Officer of the Company stating that date which is nine (9) months after the date on which the Company consummates its initial Business Combination (as hereinafter defined) has occurred (the “First Escrow Period”). The Escrow Agent shall hold the remaining fifty percent (50%) of the Escrow Shares, as set forth in Schedule A until it receives a certificate signed by the Chief Executive Officer or Chief Financial Officer of the Company stating that the date which is one (1) year after the date on which the Company consummates its initial Business Combination (the “Second Escrow Period”) has occurred (the “Second Escrow Shares”). Following the termination of either the First Escrow Period or the Second Escrow Period (as applicable), the Escrow Agent shall, upon written instructions from each Initial Shareholder, disburse each of the Initial Shareholder’s Escrow Shares to such Initial Shareholder; provided however, that if, after the Company consummates a Business Combination, it (or the surviving entity) subsequently consummates a liquidation, merger, share exchange or other similar transaction which results in all of its Shareholders of such entity having the right to exchange their Ordinary Shares for cash, securities or other property, then the Escrow Agent will, upon receipt of a certificate, executed by the Chief Executive Officer or Chief Financial Officer of the Company, in form reasonably acceptable to the Escrow Agent, that such transaction is then being consummated, release the Escrow Shares to the Initial Shareholders immediately prior to the consummation of such transaction so that they can similarly participate; provided further, that if the Escrow Agent is notified by the Company that EarlyBird did not exercise its overallotment option (as further described in the Registration Statement) or exercised it in part, an amount such that the remaining Escrow Shares shall not exceed 20.0% of the outstanding ordinary shares post-Public Offering (but in no event more than 168,750 Escrow Shares) shall be forfeited by the Initial Shareholders and cancelled by the Company and the Escrow Agent shall promptly destroy the certificates representing such Escrow Shares; and provided further, that if the Escrow Agent is notified by the Company that more than 20% of the public shareholders voted against a proposed Business Combination, exercised their conversion rights and the Business Combination is consummated, an amount of the Escrow Shares such that the remaining Escrow Shares shall not exceed 23.81% of the outstanding ordinary shares post-Business Combination (but in no event more than 281,250 Escrow Shares) shall be forfeited by the Initial Shareholders and cancelled by the Company and the Escrow Agent shall promptly destroy the certificates representing such Escrow Shares.

3.2. Duties. The Escrow Agent shall have no further duties hereunder after the disbursement or destruction of the Escrow Shares in accordance with this Section 3. For purposes of this Agreement, (i) a “Business Combination” shall mean an acquisition by a stock exchange, asset acquisition or other similar business combination, or controlling, through contractual arrangements, of one or more Target Businesses (as hereinafter defined) having a fair market value of at least 80% of the Company’s net assets at the time of such acquisition. For purposes of this Agreement, the term “Target Business” shall mean an operating business that has its principal operations in the Greater China (as described in the Registration Statement) region.

4. Rights of Initial Shareholders in Escrow Shares.

4.1. Voting Rights as a Shareholder. Subject to the terms of the Insider Letter described in Section 4.4 hereof and except as herein provided, the Initial Shareholders shall retain all of their rights as Shareholders of the Company during the Escrow Period, including, without limitation, the right to vote such shares.

4.2. Dividends and Other Distributions in Respect of the Escrow Shares. During the Escrow Period, all dividends payable in cash with respect to the Escrow Shares shall be paid to the Initial Shareholders, but all dividends payable in share or other non-cash property (“Non-Cash Dividends”) shall be delivered to the Escrow Agent to hold in accordance with the terms hereof. As used herein, the term “Escrow Shares” shall be deemed to include the Non-Cash Dividends distributed thereon, if any.

4.3. Restrictions on Transfer. During the Escrow Period, no sale, transfer or other disposition may be made of any or all of the Escrow Shares except (i) by gift to a member of an Initial Shareholder’s immediate family or to a trust or other entity, the beneficiary of which is an Initial Shareholder or a member of an Initial Shareholder’s immediate family, (ii) by virtue of the laws of descent and distribution upon death of any Initial Shareholder, or (iii) pursuant to a qualified domestic relations order; provided, however, that such permissive transfers may be implemented only upon the respective transferee’s written agreement to be bound by the terms and conditions of this Agreement and of the Insider Letter signed by the Initial Shareholder transferring the Escrow Shares. During the Escrow Period, no Initial Shareholder shall pledge or grant a security interest in his, her or its Escrow Shares or grant a security interest in his, her or its rights under this Agreement.

4.4. Insider Letters. Each of the Initial Shareholders has executed a letter agreement with EarlyBird and the Company, dated as indicated on Schedule A hereto (“Insider Letter”), and which is filed as an exhibit to the Company’s Registration Statement on Form S-1, Registration No. 333-147284 with respect to the Units to be issued in the Public Offering (the “Registration Statement”), respecting the rights and obligations of such Initial Shareholder in certain events, including but not limited to the liquidation of the Company.

5. Concerning the Escrow Agent.

5.1. Good Faith Reliance. The Escrow Agent shall not be liable for any action taken or omitted by it in good faith and in the exercise of its own best judgment, and may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Escrow Agent to be genuine and to be signed or presented by the proper person or persons. The Escrow Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement unless evidenced by a writing delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless it shall have given its prior written consent thereto.

5.2. Indemnification. The Escrow Agent shall be indemnified and held harmless by the Company from and against any expenses, including counsel fees and disbursements, or loss suffered by the Escrow Agent in connection with any action, suit or other proceeding involving any claim which in any way, directly or indirectly, arises out of or relates to this Agreement, the services of the Escrow Agent hereunder, or the Escrow Shares held by it hereunder, other than expenses or losses arising from the gross negligence or willful misconduct of the Escrow Agent. Promptly after the receipt by the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall notify the other parties hereto in writing. In the event of the receipt of such notice, the Escrow Agent, in its sole discretion, may commence an action in the nature of interpleader in an appropriate court to determine ownership or disposition of the Escrow Shares or it may deposit the Escrow Shares with the clerk of any appropriate court or it may retain the Escrow Shares pending receipt of a final, non-appealable order of a court having jurisdiction over all of the parties hereto directing to whom and under what circumstances the Escrow Shares are to be disbursed and delivered. The provisions of this Section 5.2 shall survive in the event the Escrow Agent resigns or is discharged pursuant to Sections 5.5 or 5.6 below.

5.3. Compensation. The Escrow Agent shall be entitled to reasonable compensation from the Company for all services rendered by it hereunder, as set forth on Exhibit A hereto. The Escrow Agent shall also be entitled to reimbursement from the Company for all expenses paid or incurred by it in the administration of its duties hereunder including, but not limited to, all counsel, advisors’ and agents’ fees and disbursements and all taxes or other governmental charges.

5.4. Further Assurances. From time to time on and after the date hereof, the Company and the Initial Shareholders shall deliver or cause to be delivered to the Escrow Agent such further documents and instruments and shall do or cause to be done such further acts as the Escrow Agent shall reasonably request to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.

5.5. Resignation. The Escrow Agent may resign at any time and be discharged from its duties as escrow agent hereunder by its giving the other parties hereto written notice and such resignation shall become effective as hereinafter provided. Such resignation shall become effective at such time that the Escrow Agent shall turn over to a successor escrow agent appointed by the Company and approved by EarlyBird, the Escrow Shares held hereunder. If no new escrow agent is so appointed within the 60 day period following the giving of such notice of resignation, the Escrow Agent may deposit the Escrow Shares with any court it deems appropriate.

5.6. Discharge of Escrow Agent. The Escrow Agent shall resign and be discharged from its duties as escrow agent hereunder if so requested in writing at any time by the Company and a majority of the Initial Shareholders, jointly, provided, however, that such resignation shall become effective only upon acceptance of appointment by a successor escrow agent as provided in Section 5.5.

5.7. Liability. Notwithstanding anything herein to the contrary, the Escrow Agent shall not be relieved from liability hereunder for its own gross negligence or its own willful misconduct.

6. Miscellaneous.

6.1. Governing Law. This Agreement shall for all purposes be deemed to be made under and shall be construed in accordance with the laws of the State of New York. Each of the parties hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York (each, a “New York court”), and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. Each of the parties hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

6.2. Third-Party Beneficiaries. Each of the Initial Shareholders hereby acknowledges that EarlyBird is a third-party beneficiary of this Agreement and this Agreement may not be modified or changed without the prior written consent of EarlyBird.

6.3. Entire Agreement. This Agreement contains the entire agreement of the parties hereto with respect to the subject matter hereof and, except as expressly provided herein, may not be changed or modified except by an instrument in writing signed by the party to the charged.

6.4. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation thereof.

6.5. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the respective parties hereto and their legal representatives, successors and assigns.

6.6. Notices. Any notice or other communication required or which may be given hereunder shall be in writing and either be delivered personally or by private national courier service, or be mailed, certified or registered mail, return receipt requested, postage prepaid, and shall be deemed given when so delivered personally or, if sent by private national courier service, on the next business day after delivery to the courier, or, if mailed, two business days after the date of mailing, as follows:

If to the Company, to:

Spring Creek Acquisition Corp.
10F, Room#1005, Fortune Int’l Building
No. 17, North DaLiuShu Road
Hai Dian District, Beijing 100081
People’s Republic of China
Attn: James Cheng-Jee Sha, Chief Executive Officer (Principal Executive Officer)

If to an Initial Shareholder, to his address set forth in Exhibit A.

and if to the Escrow Agent, to:

American Stock Transfer & Trust Company
59 Maiden Lane
New York, New York 10038
Attn: [____________________]

A copy of any notice sent hereunder shall be sent to (but which shall not constitute notice):

Loeb & Loeb LLP
345 Park Avenue
New York, New York 10154
Attn: Mitchell S. Nussbaum, Esq.

and:
EarlyBirdCapital, Inc.
275 Madison Avenue
27th Floor
New York, New York 10016
Attn:  David M. Nussbaum

and:

Graubard Miller
405 Lexington Avenue
New York, New York 10174
Attn: David Alan Miller, Esq.

The parties may change the persons and addresses to which the notices or other communications are to be sent by giving written notice to any such change in the manner provided herein for giving notice.

6.7. Liquidation of Company. The Company shall give the Escrow Agent written notification of the liquidation and dissolution of the Company in the event that the Company fails to consummate a Business Combination within the time period(s) specified in the Registration Statement.

- Signature page of the Company immediately follows -

WITNESS the execution of this Agreement as of the date first above written.

SPRING CREEK ACQUISITION CORP.

By:
James Cheng-Jee Sha,
Chief Executive Officer (Principal Executive Officer)

- Signature page of Initial Shareholders immediately follows -

WITNESS the execution of this Agreement as of the date first above written.

INITIAL SHAREHOLDERS:

___________________________

___________________________

___________________________

___________________________

___________________________

___________________________

___________________________

___________________________

- Signature page of Escrow Agent immediately follows -

WITNESS the execution of this Agreement as of the date first above written.

AMERICAN STOCK TRANSFER
& TRUST COMPANY, as Escrow Agent

By:
Name:
Title:

SCHEDULE A

First Escrow

Name and Address of Initial Shareholder	Number of Shares	Stock Certificate Number	Date of Insider Letter

Second Escrow

Name and Address of Initial Shareholder	Number of Shares	Stock Certificate Number	Date of Insider Letter

EXHIBIT A

Escrow Agent Fees

[To be determined]